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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Nos. 333-54722, 333-54722-01 and 333-54722-02) (this "Registration Statement")
of our reports, each dated May 16, 2000, which appear at page 66 and page 105, respectively, of the Joint Annual Report on Form 10-K of Centex Corporation and Subsidiaries, 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. and Subsidiaries for the year ended March 31, 2000, and to all references to our firm included in this Registration Statement.



                                                     ARTHUR ANDERSEN LLP


Dallas, Texas
  February 13, 2001



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